2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To  the Trustees of Eaton Vance Mutual Funds
Trust and
Shareholders of Eaton Vance Tax-Managed Dividend Income
Fund:

In planning and performing our audit of the
financial
statements of Eaton  Vance Tax-Managed
Dividend Income
 Fund
(the "Fund") (one  of the series
constituting the Eaton
Vance Mutual Funds Trust) for the
year ended April 30, 2004
(on which we have issued our report
dated June  17,  2004),
we  considered its internal  control,
including control
activities  for  safeguarding  securities,
 in  order   to
determine our auditing procedures for the
 purpose of
expressing our opinion  on  the  financial
  statements  and
to  comply  with  the requirements  of
 Form N-SAR, and not
to provide assurance  on  the Fund's
 internal control.

The  management  of  the Fund is
 responsible for
establishing  and maintaining
 internal control.  In
fulfilling this  responsibility,
 estimates  and judgments by
management are required to  assess
  the expected  benefits
and  related  costs  of  controls.
   Generally, controls
that  are relevant to an audit
 pertain  to  the  entity's
objective  of preparing financial
statements for external
purposes that  are fairly presented
 in conformity with
accounting principles generally
accepted in the United
States of America.  Those controls
include   the
safeguarding   of   assets   against
  unauthorized
acquisition, use, or disposition.

Because   of   inherent
limitations  in  any   internal
control, misstatements due to error
 or fraud may occur and
not be  detected. Also,  projections
 of any evaluation of
internal control to  future periods
 are  subject  to the
risk that the  internal  control  may
 become  inadequate
because of changes in conditions,  or
  that  the degree of
compliance with policies or procedures
 may deteriorate.

Our   consideration  of  the  Fund's
 internal  control
would  not necessarily disclose all
 matters in the internal
control that might be  material
weaknesses  under standards
of  the  Public  Company Accounting
Oversight Board (United
States).  A material weakness is a
condition in which the
design or operation of one or more o
 the internal  control
components does not reduce to a
relatively  low level  the
risk  that misstatements caused by
error  or  fraud  in
amounts  that  would  be  material
 in  relation  to  the
financial statements  being  audited
 may occur and not be
detected  within  a timely period by
 employees in the normal
course of performing their assigned
  functions.   However,
we noted no matters  involving  the
Fund's  internal control
and its operation, including controls
 for safeguarding
securities, that we consider to be
material weaknesses as
defined above as of April 30, 2004.


This  report  is  intended solely
for the information  and
use  of management,  the  Trustees
 of  Eaton  Vance  Mutual
Funds  Trust, Shareholders  of
Eaton Vance Tax-Managed
Dividend Income  Fund  and the
 Securities and Exchange
Commission and is not intended
to  be and  should  not  be
used  by anyone other  than
 these  specified parties.


DELOITTE
& TOUCHE
LLP
Boston,
Massachus
etts June
17, 2004